Exhibit 99.1

QUARTERLY DIVIDEND

NEWMONT REVISES DIVIDEND RECORD DATE

DENVER, August 23, 2007 – Newmont Mining Corporation (NYSE: NEM) today announced that it is changing the record date for the dividend declared by the Board of Directors on July 18, 2007, as the date originally set is a non-settlement date in Australia. The record date will be changed from September 7, 2007 to September 6, 2007. Accordingly, the regular quarterly dividend of $0.10 per share, payable September 28, 2007, will be paid to holders of record at the close of business on September 6, 2007.

In addition, Newmont Mining Corporation of Canada Limited (TSX: NMC) will pay a regular quarterly dividend of Cdn $0.1044 per share on its exchangeable shares on September 28, 2007 to holders of record at the close of business on September 6, 2007. This dividend is designated as an “eligible dividend” for Canadian tax purposes.

Investor Contacts:
Randy Engel	(303) 837-6033	randy.engel@newmont.com
John Seaberg	(303) 837-5743	john.seaberg@newmont.com

Media Contacts:
Omar Jabara	(303) 837-5114	omar.jabara@newmont.com

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